Exhibit 10.42

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) effective as of July 1, 2024 (the “Amendment Effective Date”) amends that certain Loan and Security Agreement executed on March 29, 2023 but effective as of March 30, 2023 among Innventure LLC, a Delaware limited liability company (the “Lender”), Accelsius Holdings LLC, a Delaware limited liability company (the “Borrower”), and Accelsius LLC, a Delaware limited liability company (the “Guarantor” and together with the Borrower, the “Loan Parties”), as amended by the FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT executed on December 13, 2023 and the SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT executed on April 10, 2024 (the “Agreement”).  Capitalized terms not defined herein shall have the meanings as set forth in the Agreement.
In consideration of the mutual agreements contained in this Amendment and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.	Amendments.

1.1
Effective as of the Amendment Effective Date, the Agreement is hereby amended to delete Section 2.3(a) in its entirety and replace it with the following:

“(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a rate equal to the AFR applicable to such Term Loan, with the initial rate being the AFR as of the date the applicable Term Loan is issued with such rate adjusted thereafter on a quarterly basis to the then-applicable AFR. Interest shall accrue on the Term Loans commencing on, and including, the date such Term Loan is borrowed, and shall accrue on the principal amount outstanding under each Term Loan through and including the day on which such Term Loan is paid in full or converted pursuant to Section 2.7.”

1.2	Effective as of the Amendment Effective Date, Section 8.1 of the Agreement is hereby amended to delete the following parenthetical: “(other than PIK Interest)”.
2.
Conflicts. To the extent of any conflict of this Amendment with the terms and conditions of the Agreement, this Amendment shall govern. Except as specifically set forth in this Amendment, all other provisions of the Agreement are hereby ratified and confirmed in their entirety.

3.
Entire Agreement. This Amendment contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding or agreements among the Parties related to the subject matter hereof, whether written or oral.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.
ACCELSIUS HOLDINGS LLC, By: /s/ Josh Claman Name: Josh Claman Title: CEO

ACCELSIUS LLC, By: /s/ Josh Claman Name: Josh Claman Title: CEO

INNVENTURE LLC, By: /s/ Gregory W. Haskell Name: Gregory W. Haskell Title: CEO